SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                           THE SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 22, 2000


                               FEDERATED INVESTORS, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              PENNSYLVANIA 001-14818 25-1111467
             (STATE OR OTHER JURISDICTION         (COMMISSION FILE NUMBER)
               (I.R.S. EMPLOYER
                     OF INCORPORATION)

IDENTIFICATION NO.)

                            FEDERATED INVESTORS TOWER

                          PITTSBURGH, PENNSYLVANIA 15222-3779
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                    (412) 288-8141
                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


ITEM 5.  OTHER EVENTS.

      On June 22, 2000, Federated Investors, Inc. ("Federated") announced a three-for-two stock split of Federated's common stock. The stock split will be effected as a dividend to shareholders of record as of July 7, 2000.
Shareholders will receive one additional share of Federated common stock for every two shares that they own as of the record date. New shares will be distributed to stockholders on July 17, 2000, the payable date.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS AND EXHIBITS.

      (c)   Exhibits

            99.1 Press Release dated June 22, 2000 regarding Federated's stock split.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERATED INVESTORS, INC.
                                  (REGISTRANT)

Dated:  July 12, 2000                     By: /s/ Thomas R. Donahue
                                          Thomas R. Donahue
                                          Vice President, Treasurer
                                          and Chief Financial Officer
                                          EXHIBIT INDEX

Exhibit Number                                  Description

99.1 Press Release dated June 22, 2000 regarding Federated's stock split




Exhibit 99.1


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                       NEWS RELEASE

Contact: MEDIA                          MEDIA                              ANALYSTS
         J.T. Tuskan                    Anne Cumberledge                   Ray Hanley
         (412) 288-7895                 (412) 288-7538                     (412) 288-1920
         jtuskan@federatedinv.com       acumberledge@federatedinv.com      rhanley@federatedinv.com

FEDERATED INVESTORS, INC. ANNOUNCES 3 FOR 2 STOCK SPLIT

(PITTSBURGH, PA, June 22, 2000) -- Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment management companies, today announced that the company's board of directors has approved a three-for-two stock split (stock split) on Federated Common Stock. The stock split will be effected as a dividend to shareholders of record as of July 7, 2000. The announcement was made by J. Christopher Donahue, president and CEO of Federated Investors, Inc.

Shareholders will receive one additional share of Federated Common Stock for every two shares that they own as of the record date. The broker cut-off date for the stock split is July 14, 2000. New shares will be distributed to stockholders on July 17, 2000, the payable date. A check representing the value of any resulting fractional shares will be distributed on July 20, 2000.

"Federated has increased shareholder value this year through strong sales growth in our multi-channel distribution system, including record-high sales of domestic and international equity funds," Donahue said. "We believe the stock split will provide a more liquid market for Federated stock and increase the ability for investors to own FII."

Federated Investors, Inc. is a world-class investment manager and one of the largest mutual fund companies in the United States, managing $125 billion in more than 175 mutual funds and separate accounts as of March 31, 2000. Financial professionals nationwide invest in Federated's equity, international/global, bond and money market mutual fund products on behalf of individual investors and institutions.

                                          ###


Certain statements in this press release, such as those related to the development of increased liquidity in the market, constitute forward-looking statements, which involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include those discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements.

Editor's Note: For more complete information on Federated funds, please call Cheri Pegher at (412) 288-1471 for prospectuses. Investors should read the prospectus carefully before investing.

Federated Securities Corp. is the distributor for the Federated funds.